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                                                                      Exhibit 11



             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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

                                       Three Months Ended March 31
                                       ---------------------------
                                             1999        1998
                                             ----        ----

Weighted Average Common
Stock Outstanding                           5,818,588   4,920,802

Options Outstanding                                 0     123,300

Options Exercised                                   0           0
                                            ---------   ---------
                                            5,818,588   5,044,102
                                            =========   =========
Income (loss)                                (629,226)      4,282
                                            =========   =========

Income (loss) Per Share                        $ (.11)     $  .00
                                            =========   =========

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